Exhibit 3.35

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231- 0001

FILING RECEIPT

ENTITY NAME: SPECTRUM BRANDS PET LLC

DOCUMENT TYPE: AMENDMENT (DOM LLC) NAME	COUNTY: NEWY

FILED: 11/27/2017     DURATION: *********     CASH#: 171127000160     FILM #: 171127000158

FILER:

BAKER MCKENZIE

452 FIFTH AVENUE

NEW YORK, NY 10018

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: CORPORATION SERVICE COMPANY - 45	SERVICE CODE: 45

FEES	220.00	PAYMENTS	220.00

FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	220.00
HANDLING	150.00	OPAL	0.00
		REFUND	0.00

927062AJC	DOS -1025 (04/2007)

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the
Department of State, at the City of Albany, on November 28, 2017. Brendan W. Fitzgerald Executive Deputy Secretary of State

Rev. 06/13

Division of Corporations, State Records and Uniform Commercial Code	New York State Department of State DIVISION OF CORPORATIONS. STATE RECORDS AND UNIFORM COMMERCIAL CODE One Commerce Plaza 99 Washington Ave. Albany, NY 12231-0001 www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Petmatrix LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:

Petmatrix LLC

If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND: The date of filing of the articles of organization is: January 11, 2008.

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the limited liability company would read as follows:

Paragraph FIRST of the Article of Organization relating to the name of the limited liability company is hereby amended to read as follows:

FIRST: The name of the limited liability company is (...new name...).

Paragraph FIRST of the Articles of Organization relating to the name of the limited liability company is hereby amended to read as follows:

FIRST: The name of the limited liability company is Spectrum Brands, Pet LLC.

DOS-1358-F (Rev. 03/17) 171127000158	Page 1 of 2

158
X Joanne P. Chomiak	Capacity of Signer (Check appropriate box):
(Signature)	☐ Member

Joanne P. Chomiak	☐ Manager
(Type or print name)	☒ Authorized Person

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Petmatrix LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

Filer’s Name and Mailing Address:

Name:
BAKER MCKENZIE
Company if Applicable:
452 Fifth Avenue
Mailing Address:
New York, NY 10018
City State and Zip Code:

NOTES:

1.

The name of the limited liability Company and the date of filling of the articles of organization must exactly Match the records of the Department of State. This information should be verified on the Department of State’s Website at www.dos.ny.gov.

2.

This form was prepared by the New York State Department of State for filling a certificate of amendment for a domestic limited liability company. It does not Contain all optional Provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores.

3.	The Department of State recommends that legal documents be prepared under the guidance of an attorney.

4.	The certificate must be submitted with $60 filling fee made payable to the Department of State.

(For office use only)

160

DOS 1358-F (Rev. 03/17)	Page 2 of 2

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231-0001

CERTIFICATE OF RESERVATION

ENTITY NAME: SPECTRUM BRANDS PET LLC

DOCUMENT TYPE: RESERVATION FOR NAME CHANGE (DOM LLC)

FILED: 11/09/2017 DURATION: 0l/09/2018 CASH# : 171109000215 FILM # : 171109000197

FILER:

PETMATRIX LLC

BAKER & MCKENZIE

452 FIFTH AVENE

NEW YORK, NY 10018

ADDRESS FOR PROCESS:

REGISTERED AGENT:

** SUBMIT RECEIPT WHEN FILING CERTIFICATE **

APPLICANT NAME : PETMATRIX LLC

SERVICE COMPANY: CORPORATION SERVICE COMPANY - 45	SERVICE CODE: 45

FEES	45.00	PAYMENTS	45.00

FILING	20.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	0.00	DRAWDOWN	45.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

902155KNV	DOS-1025 (04/2007)